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                                                                    Exhibit 10.3

                             SUB-LICENSE AGREEMENT


                    THIS SUB-LICENSE AGREEMENT, made and entered into as of this 21st day of August, 1996 (the "Effective Date"), by and between THE ARNOLD PALMER GOLF COMPANY, a Tennessee corporation ("APGC"), P.O. Box 796, 6201 Mountain View Road, Ooltewah, Tennessee 37363-0796, and NEVADA BOB'S PRO SHOP, INC., a Delaware corporation, ("Licensee"), 4043 S. Eastern, Las Vegas, Nevada 89119.

                               W I T N E S E T H:

                    WHEREAS, APGC holds the license to use the name, likeness and endorsement of Arnold Palmer (hereinafter called "Palmer") in connection with the advertisement, promotion, and sale of a wide range of golf equipment and accessories;

                    WHEREAS, APGC has been granted such rights together with the right to sublicense such rights; and

                    WHEREAS, consistent therewith, APGC and Licensee desire that Licensee be granted the right to use the name, likeness, and endorsement of Palmer in connection with the advertisement, promotion and sale by Licensee of the golf products defined herein in the territories designated.

                    NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and conditions herein contained, the parties do hereby agree as follows:

                        1. DEFINITIONS. As used herein, the following terms shall be defined as set forth below:

                               (a)         "Palmer Identification" shall mean
any words or symbols, photographic representations, images, likeness or
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endorsements which identify Palmer in any way including, but not limited to, those trademark registrations and applications attached as Exhibit A which are owned or controlled by Arnold Palmer Enterprises, Inc. ("Enterprises") and/or Palmer, consisting of the name ARNOLD PALMER, the facsimile signature of Arnold Palmer, and the Arnold Palmer Umbrella Logo, or any combination of the foregoing (the "Existing Marks").

                               (b)     "Qualifying Licensed Products"
shall mean the following products manufactured by or for Licensee (except for "Products" as defined in the Marketing and Distribution Agreement of even date between the parties) golf shoes (synthetic and leather), golf balls, golf accessories (golf gloves, travel bags, head covers, pull carts, umbrellas, towels and golfer's aids) and any other product approved in writing from time to time by APGC, provided any such product has affixed to the product itself or its container or the packaging therefor a label or other identification which includes some part of the Palmer Identification.

                               (c)     "First Cost" shall mean the "cost of
goods sold" (determined in accordance with applicable accounting rules as applied on a consistent basis by Licensee) for the applicable Qualifying Licensed Products, less returns, cash discounts and payment discounts, and excluding amounts paid by Licensee for sales, use and similar taxes, customs duties, freight and shipping charges and insurance with respect to the applicable Qualifying Licensed Products.

                               (d)        "Territory" shall mean anywhere in
the world where the Licensee or its franchisees maintain retail golf pro shops under the name "Nevada Bob's" and anywhere in the world





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where Licensee sells products through catalog or mail order except the following countries where the Master Agreement (as hereinafter defined) precludes the sale of the Qualifying Licensed Products: golf gloves - Japan and mainland China; golf shoes - Canada and Japan.

                           (e)       "Master Agreement" shall mean the Agreement
dated as of March 1, 1992, as amended, between APGC and Enterprises.

                        2.        GRANT OF LICENSE.

                           (a)    Upon the terms and conditions set forth
herein and subject to the payment of royalties and advertising allowances as set forth herein, APGC hereby grants to Licensee, during the Contract Period (as hereinafter defined), a nonassignable, non-exclusive (except as provided below) license to use the Palmer Identification in the Territory in conjunction with the sourcing, importing, exporting, manufacture, promotion, advertising, merchandising, sale and offering for sale and distribution of Qualifying Licensed Products. During the term of this Agreement, Licensee's rights to use the Palmer Identification on each type of Qualifying Licensed Product shall be exclusive in the categories of off-course golf pro retailers, off-course sports retailers and mass merchandisers such as Sears, K-Mart or Wal-Mart. Licensee is authorized to permit its franchisees to use the Palmer Identification in the





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Territory in connection with the promotion, advertising, merchandising, sale and offering for sale and distribution of Qualifying Licensed Products, subject to compliance with the provisions of Section 5 hereof. Licensee shall have the non-exclusive right to use the Palmer Identification in the Territory in connection with creating Web sites or other types of sites now or hereafter known or developed for the purpose of promoting, advertising, merchandising, selling and offering for sale Qualifying Licensed Products through on-line means or through other electronic means now or hereafter known or developed, provided that Licensee shall furnish APGC draft copies of its Web site pages or material for other types of sites, or permit APGC to access such Web site pages or material for other types of sites in beta format prior to making them available to the public, for approval in accordance with the provisions of
Section 5 hereof.

                          (b)     During the term hereof, Licensee agrees to
stock and agrees to, recommend and endorse that each of its franchisees stock mutually acceptable levels of Qualifying Licensed Products in their Nevada Bob's golf shops throughout the Territory. A representative of APGC and Licensee shall meet at least annually and reasonably agree in writing on the levels of inventory of Qualifying Licensed Products for the Licensee owned Nevada Bob's golf shops for the coming year. Should the parties be unable to so reasonably agree, it shall be grounds for the termination of this Agreement in accordance with Section 11 hereof.

                          (3)     TERM OF AGREEMENT. The term of this Agreement
shall be for a period commencing on the Effective Date continuing until the fifth anniversary of the Effective Date, and will be automatically renewed for successive one year periods thereafter unless terminated in accordance with the provisions of this Agreement.





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                        3.        RELATIONSHIP TO MASTER LICENSE.

                                  (a)  APGC represents and warrants to Licensee
that it is authorized, pursuant to the terms of the Master Agreement, to enter into this Agreement with Licensee and that the rights granted to Licensee herein do not violate any third party rights.

                                  (b)  APGC shall have the right, in its sole
discretion, to elect to terminate this Agreement at any time if the Master Agreement, by its terms, is properly terminated.

                        4. PAYMENTS. Licensee agrees to pay APGC royalties on a per unit basis of Qualifying Licensed Products sold during the term hereof in accordance with the following schedule:

             Product                                 Royalty
             -------                                 -------
             Golf Ball                               $ .40 per dozen
             Golf Shoes (Synthetic)                  $ .75 per pair
             Golf Shoes (Leather)                    $1.50 per pair
             Accessories                                     5% of First Cost

Such royalty payments shall be made on a quarterly basis, within 20 days following the conclusion of each quarter during the term hereof, commencing August 1, 1996, based upon the date of associated Net Sales received by Licensee.

                    APGC has the option to terminate this Agreement upon 10 days prior written notice in the event that the Licensee is delinquent (i.e., payments are not received within 20 days after the conclusion of each quarter) in quarterly royalty payments and fails to cure during the notice period. Delinquent royalties will accrue interest at the highest rate allowed by law (not to exceed 2% over the prime rate of Citibank, N.A.), commencing on the first day following the day on which the royalty payment was due and





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continuing until the delinquent royalty and all accrued interest are paid.

                        5. ADVERTISING APPROVALS. Licensee agrees to reasonable approvals by APGC over advertising of Qualifying Licensed Products intended to be distributed in connection with the Palmer Identification. APGC agrees that any item submitted for approval hereunder may be deemed by Licensee to have been approved if Licensee does not receive the disapproval of the same by APGC in writing within ten (10) business days after receipt thereof by APGC. Licensee shall use commercially reasonable efforts to cause its franchisees to also seek the approvals of APGC that Licensee is required to obtain hereunder. Once approval has been obtained, further approvals need not be obtained for additional or repeat use of the same materials.

                    Licensee shall not, without APGC's written consent, make any form of comparative claims vis-a-vis competitor's products in its promotional advertising activities in connection with the Qualifying Licensed Products.

                        6.        TRADEMARKS.

                          (a)     Licensee agrees that it will not, during the
term of this Agreement or thereafter, attack the validity of the Palmer Identification or any trademark thereon, or this Agreement.

                          (b)     Licensee acknowledges APGC's representation
of its right to license the Palmer Identification and Enterprises and Palmer's title to the Palmer Identification and Existing Marks and shall not at any time do or permit to be done any act or thing which in any way impairs the rights of APGC, Enterprises or Palmer.





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                          (c)     It is the intention of the parties that all
use of the Palmer Identification shall inure to the benefit of APGC, Enterprises and Palmer.

                          (d)     No element of the Palmer Identification shall
be incorporated into a common graphic device in direct association with Licensee trade names, logos, or other marks.

                          (e)     Licensing will use the following notice
somewhere in its advertising or promotional materials and somewhere on the packaging for Qualifying Licensed Products, but Licensee has no obligation to use such notice in (I) any such print advertisements that are less than one-half page of a standard size magazine or newspaper page and where, in Licensee's reasonable judgment, use of such notice will interfere with the advertisement, and (ii) any such radio or television advertising. When used, the following notice will be in a type size that is readable by a consumer, but without the requirement that it be prominently displayed on any such advertising or promotional materials:

                    [particular Palmer Identification] is a trademark of Arnold Palmer Enterprises, Inc. and used under license to Nevada Bob's Pro Shop, Inc.

Licensee will also use on all Qualifying Licensed Products any logo supplied by APGC which designates the Qualifying Licensed Products as "officially licensed merchandise" (or similar statement); subject to the first sentence of this
Section 6(f) Licensee will use the Palmer Identification only in the manner specified by APGC, Enterprises and Palmer.

                          (f)     That portion of any artwork or other
materials (and the ideas embodied therein) that embodies the Palmer





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Identification conceived under or resulting from this Agreement, including but not limited to copyrighted materials and trademarks, trade names, service marks and service names or the like, whether developed by Licensee or on behalf of Licensee ("Work Product") is the exclusive property of APGC. APGC shall be free to use such Work Product in any manner it may choose (but subject to Licensee's exclusive rights hereunder), without payment of additional consideration to Licensee. Licensee agrees to assign, transfer and set over to APGC all rights, title and interest in such Work Product whether now known or hereafter devised. Specifically, but not to limit the above, Licensee assigns to APGC, its successors and assigns, worldwide exclusive ownership of and right, title and interest in all copyrights to such Work Product, recognizes such Work Product as "work for hire" under the copyright laws of the United States and will take all requested steps necessary to protect such copyrights on behalf of APGC. Licensee agrees to obtain the proper and necessary releases or other agreements from its employees and/or independent contractors who develop such Work Product. If Licensee desires to develop any different design for any mark, symbol, logo, character or other element included within the Palmer Identification, it shall first obtain APGC's prior written approval. Any such design shall be included in the Palmer Identification licensed hereunder, provided APGC, Enterprises or Palmer shall own all the rights in such new design. All uses thereof shall inure to the exclusive benefit of APGC, Enterprises, or Palmer. APGC may register and protect the same in its own name or the name of Enterprises or Palmer as it sees fit.





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                          (g)     Licensee acknowledges that from time to time
and without notice to Licensee it may be necessary or desirable for APGC to modify certain elements of the Palmer Identification used in connection with Qualifying Licensed Products, to add additional elements to the marks comprising the Palmer Identification, or to discontinue use of some or all of the elements of the Palmer Identification. Accordingly, APGC does not represent or warrant that the Palmer Identification or any elements thereof will be maintained or used in any particular fashion. Any new elements or modifications to existing elements of the Palmer Identification following the execution of this agreement shall be included as part of the Palmer Identification.

                          (h)     Licensee recognizes the value and good will
associated with the Palmer Identification and acknowledges that the Palmer Identification and all rights therein and good will pertaining thereto belong, as between the parties, exclusively to APGC, Enterprises, or Palmer. Licensee agrees that, in exercising its rights hereunder, it shall not conduct any activity or produce any goods which in any way bring into question Licensee's ethics or lawful practices, nor shall Licensee do anything which damages or reflects adversely upon APGC, Enterprises or Palmer, the Qualifying Licensed Products, or the Palmer Identification. Licensee further recognizes and acknowledges that the trademarks comprising the Palmer Identification have acquired secondary meaning in the mind of the public.

                          (i)     The license granted hereunder is conditioned
upon Licensee's full and complete compliance with the provisions of the trademark, patent and copyright laws of each country in the





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Territory and, subject to the following sentence, Licensee agrees to bear any cost which may be necessary for it to comply with such trademark laws in regard to its use of the Palmer Identification in any country in the Territory including but not limited to recording Licensee as a registered user of trademarks comprising the Palmer Identification. In the event there has been no previous registration of a trademark comprising the Palmer Indemnification for Qualifying Licensed Products per applicable classification in any foreign country in the Territory and/or if it is necessary to file any registered user applications listing Licensee as a permissible user of the trademarks comprising the Palmer Identification in any such countries and Licensee has notified APGC of its intended use of such trademarks no less than three months prior to intended use, then APGC shall, at Licensee's request, if it determines it is commercially reasonable to do so, register (at APGC's expense) such trademark in the appropriate class (e.g. international class 28 for sporting goods, and any necessary local class or classes) in the name of APGC, Enterprises or Palmer and/or file the necessary registered user applications. Notwithstanding the preceding sentence, APGC hereby agrees that it shall be "commercially reasonable" pursuant to the preceding sentence to register any trademark comprising the Palmer Identification in any country upon the request of Licensee if Licensee has at least one store in that country, and that APGC will therefore bear the expense of any such registration in any such country. APGC also agrees that it is commercially reasonable to register the trademarks listed on Exhibit A attached hereto in the countries listed opposite such trademarks, and APGC hereby undertakes to do





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so, at APGC's expense, promptly after the execution of this Agreement. APGC may, in its discretion, abandon any registered trademarks in countries in which Licensee ceases to maintain a Nevada Bob's store.

                          (j)     Licensee agrees to provide APGC with such
reasonable assistance as APGC may require in the procurement of any protection of APGC, Enterprises, or Palmer's rights to the Palmer Identification.

                          (k)     Licensee shall not use or permit the Palmer
Identification to be used or exploited in any manner that is deceptive or misleading or that reflects unfavorably upon the good name, goodwill, reputation, or image of APGC, Enterprises or Palmer.

                          (l)     Licensee shall ensure that the Palmer
Identification is used by it solely on or in connection with Qualifying Licensed Products. In particular, Licensee shall restrict the use of the Palmer Identification in its advertising, including radio and television broadcasts, point-of-sale materials, printed materials and the like, to indicate clearly that the Palmer Identification relates only to Qualifying Licensed Products, and not to any other product manufactured, distributed, sold or advertised by Licensee. Licensee shall not use the Palmer Identification in such a manner that confusion may arise in the public mind as to the products for which Licensee has been granted the license to use the Palmer Identification.

                          (m)     Licensee shall not attempt to register in its
name any Palmer Identification alone or as a part of its own





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trademark nor shall Licensee use or attempt to register any marks confusingly similar to the Palmer Identification.

                          (n)     Licensee agrees that the Qualifying Licensed
Products on which it will use the Palmer Identification shall be of a standard of quality equally as high as that of a specimen made available for APGC's inspection prior to beginning full production and shall meet or exceed any and all government standards, regulations, guidelines, rules, laws or the like regarding such Qualifying Licensed Products. APGC shall have the ability to inspect Licensee's and Licensee's franchisees' facilities at any time during normal business hours with prior notice.

                          (o)     Licensee shall make available a reasonable
number of samples of the Qualifying Licensed Products (including each variation thereof) for APGC's inspection and approval prior to production, marketing or sale of Qualifying Licensed Products. Licensee shall also provide a reasonable number of samples taken from actual production of Qualifying Licensed Products at reasonable intervals during the term for the purposes of product review and quality control. Prior to use, Licensee also agrees to provide APGC samples of all packaging, promotional materials, advertisements, and any other materials containing the Palmer Identification for inspection and approval.

                          (p)     If at any time the Qualifying Licensed
Products fall below the standard of quality of samples of proof by APGC, APGC shall have the right to immediately terminate this Agreement unless modifications reasonably satisfactory to APGC are made within 120 days from notice of disapproval. In any event, APGC can require Licensee to immediately discontinue the use of the Palmer





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Identification in connection with the sale of the non-conforming products.

                          (q)     Licensee shall bear any and all costs related
to any product recall of Qualifying Licensed Products, whether voluntary or required by governmental entities or APGC. APGC shall have the ability to declare such a recall if in its sole but reasonable discretion and after consultation with Licensee that, in good faith, any product recall is necessary for any reason of public health, safety, welfare, or damage to reputation or goodwill. In the event of such a recall, Licensee will consult with APGC, and obtain APGC's approval, regarding all aspects of handling such recall.

                          (r)     Licensee represents that the Qualifying
Licensed Products will be manufactured for Licensee by the companies listed in Exhibit B to this Agreement. Licensee agrees to notify APGC, and obtain APGC's approval (not to be unreasonably withheld), prior to changing the manufacturers listed on Exhibit B.

                          (s)     If the Qualifying Licensed Products will be
imported into the United States, then Licensee represents such products will not be imported from countries which the United States State Department prohibits U.S. companies doing business with, and Licensee will advise APGC promptly in writing of all import companies it intends to use.

                          (t)     Licensee undertakes not to use the Palmer
Identification in the manufacture, advertising or promotion of products other than Qualifying Licensed Products and Licensee shall discontinue such manufacture, advertising and promotion immediately





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upon receipt of written notice from APGC that such products are not included within the definition of Qualifying Licensed Products.

                          (u)     If Licensee wishes to use the Palmer
Identification with new types or classes of products that Licensee believes are included in Qualifying Licensed Products, Licensee shall consult with APGC. No such new types or classes of products shall be deemed to be a part of Qualifying Licensed Products without APGC's prior written approval.

                          (v)     Licensee agrees to use commercially reasonable
efforts to market and sell the Qualifying Licensed Products within the Territory during the term of this Agreement. Notwithstanding the fact that the Licensee may be making the payments required by Section 4 hereof, if Licensee is not using commercially reasonable efforts to market and sell the Qualifying Licensed Products, APGC may terminate this Agreement in accordance with the provisions of Section 10 hereof.

                        7.        TRADEMARK PROTECTION AND INDEMNITY.

                               (a)         In the event a third party should
make or file any claim for trademark infringement, passing off or unfair competition on account of Licensee's use of the Palmer's Identifications in any trademark class or classes in the Territory, Licensee shall promptly notify APGC of such claim, and thereafter APGC shall undertake diligent efforts at its own expense to have such claim withdrawn, settled or defended. In this connection, Licensee shall, at its own expense, cooperate with and assist APGC's efforts, including, at APGC's request, providing APGC with evidence of Licensee's use of the Palmer Identification in advertising, labels, packaging, and otherwise. APGC shall





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indemnify and hold Licensee harmless against any and all losses, liability, damages, costs, and expenses (including reasonable attorneys' fees and expenses) which Licensee may become liable or become compelled to pay in connection with any action, claim or proceeding against Licensee by reason of the fact that the use of a Palmer Identification in accordance with this Agreement is alleged to infringe or infringes upon the trademark or other intellectual property rights of a third party. APGC shall, at its sole expense and in accordance with its own reasonable business judgment, take whatever steps it deems necessary and appropriate to finally dispose of such claim (including, at APGC's election, defending any legal action to final judgment).

                               (b)         Each party shall promptly notify the
other in writing of any infringement of the Palmer Identification of which it becomes aware. APGC and/or Enterprises, shall have the obligation to take such action to stop such infringement and otherwise act promptly to protect the Palmer Identification. APGC shall bear all expenses connected with the foregoing. If APGC and/or Enterprises refuse to take action with respect to the infringement or protection of the Palmer Identification, at its option and in addition to its other rights hereunder, Licensee may take action to stop such infringement provided Licensee can reasonably establish that such action is necessary to protect its rights in the Palmer Identification. In such case, Licensee's obligation to pay royalties to APGC shall be suspended until such time as Licensee has recouped all of its legal fees and expenses (with credit being given for payment to Licensee of any monetary damages, attorneys' fees, costs, and expenses) as may have been





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reasonably necessary to preserve Licensee's interest in the Palmer
Identification. Each party agrees to cooperate fully with the other, and if requested, shall join the other as a party to any such action. However, it is understood that if a party is requested to join in any such action, the legal fees and expenses for such action will still be borne by the requesting party. Any recovery as a result of such action shall be shared by the parties based on damages incurred.

                               (c)         Licensee agrees to protect,
indemnify and save harmless APGC from and against any and all expenses, damages, claims, suits, actions, judgments, and costs whatsoever, including reasonable attorneys' fees, arising out of any claim or action for personal injury or death involving alleged defects in Licensee's products. It is agreed that Licensee shall, to the extent available, provide and maintain, at its own expense, product liability insurance with limits and terms consistent with its ordinary business practices. Within thirty (30) days after execution of this Agreement, Licensee will provide APGC with a certificate of insurance naming APGC as an insured party and requiring that the insurer shall not terminate or materially modify such insurance policy without appropriate written notice to APGC.
                               (d)         Licensee shall refrain from use of
the Palmer Identification outside the Territory and shall take reasonable efforts to prevent the unauthorized use of the Palmer Identification on its products outside the Territory. Any use by Licensee of any Existing Mark or any other element of the Palmer Identification, in any trademark class or classes in any country or jurisdiction outside of the Territory shall be at the sole risk and





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expense of Licensee, and APGC shall not have any obligation or liability to
Licensee in this connection, and if any claim is made by any third party with respect to such use by Licensee, Licensee shall be solely responsible to settle, defend or compromise such claim at its sole cost and expense.

                        8. CONDITIONS APPLICABLE TO INDEMNITIES. In any case where an indemnity is given under this Agreement, the indemnitor shall have the right to control the legal defense of the claim or action giving rise to the indemnity, including the right to select counsel of its choice (subject to the reasonable approval of the indemnitee) and to compromise or settle any such claim or action. The indemnitee shall have the right, at its own cost and expense, to retain its own attorneys in connection with any such matter. Each indemnity hereunder will survive termination of this Agreement.

                        9. BOOKS AND RECORDS. Licensee shall keep accurate and complete records and books of account showing all Qualified Licensed Products sold by Licensee and its franchisees pursuant to this Agreement. Upon at least five (5) calendar days' advance notice and the execution of a confidentiality agreement, APGC, or representatives of APGC, shall have the right no more than biannually to inspect and make copies (at APGC's expense) of the books and records of Licensee but only insofar as they shall relate to the computation of royalties to be paid APGC hereunder. APGC will maintain the confidentiality of such books and records. In the event that any such inspections show an under reporting and underpayment in excess of five percent (5%) for any twelve (12) month period, then Licensee shall pay the cost of such examination





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plus interest at the maximum rate allowed by law (but not to exceed 2% over the prime rate of Citibank, N.A.) on the underpaid amount, accruing from the date the payment was due.

                      10. TERMINATION FOR BREACH. If, during the term of this Agreement, a party shall fail to perform any obligation hereunder or breach any term or provision of this Agreement, the other party shall have the right to terminate this Agreement by providing written notice to such party. Such termination shall be effective thirty (30) days following such party's receipt of such notice (during which time such party may attempt to cure such failure to perform), except in the case of a breach of the obligation set forth in Section 4, which shall be effective within 10 days of receipt of written notice from APGC, during which time Licensee may cure the failure to make timely payments.

                      11. TERMINATION BY LICENSEE. If, during the term of this Agreement, Arnold Palmer (I) dies, (ii) commits any act or is engaged in any conduct outside of his professional golf activities which in Licensee's good faith opinion destroys or significantly lessens the value of the Palmer Identification for the purposes contemplated hereunder, or (iii) is charged with and indicted or convicted of a felony involving moral turpitude, Licensee shall have the right to terminate this Agreement by providing written notice to APGC. Such termination shall be effective thirty (30) days following APGC's receipt of such notice.

                      12. EFFECTS OF TERMINATION. Subject to the provisions below, upon the termination of this Agreement for any reason, all of the rights of Licensee to the use of Palmer Identification shall cease. Upon such termination, Licensee shall





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discontinue manufacture, advertising, sale, distribution and promotion of
Qualifying Licensed Products, except that:

                               (a)         Licensee shall be permitted to use
the Palmer Identification in accordance with the provisions of this Agreement to fulfill any orders received as a result of Licensee's catalogs or other advertising and promotional media then in circulation.

                               (b)         For six months following
termination, Licensee shall be permitted to sell or otherwise distribute (in a manner consistent with the reputation of the Palmer Identification) (I) its inventory of all Qualifying Licensed Products, (ii) all items previously ordered which purchase orders cannot be canceled without penalty to or a claim against Licensee and (iii) all items required to fill binding orders outstanding at the time of such termination which sales orders cannot be canceled without penalty to or a claim against Licensee.

                    Notwithstanding anything herein to the contrary or any termination of the Master Agreement or this Agreement, for so long as Licensee shall have any rights under this Section 13, it shall continue to perform all of its obligations hereunder.

                      13. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto. This Agreement or any part of this Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

                      14. NOTICE. Any notice, report or other communication hereunder shall be given in writing and such writings and any payment hereunder shall be sent to the addressee party at





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the address stated below or as changed by written notice given by such party.
To the extent it is valid and complete, any such notice, report, other communication or payment shall be effective as of the date received, unless sent by telecopier, with receipt confirmed, in which case it shall be effective as of the date mailed, or by internationally recognized overnight courier, postage prepaid, in which case it shall be effective one business day after the date of deposit with such internationally recognized overnight courier. Addresses shall be:

                          THE ARNOLD PALMER GOLF COMPANY:
                          The Arnold Palmer Golf Company
                          6201 Mountain View Road
                          Ooltewah, TN 37363
                          Attention: George H. Nichols
                          Fax No. (423) 238-8295

                          with a copy to:

                          Miller & Martin
                          1000 Volunteer Building
                          832 Georgia Avenue
                          Chattanooga, TN 37402
                          Attention: A. Alexander Taylor II
                          Fax No. (423) 785-8480

                          Licensee:
                          Nevada Bob's Pro Shop, Inc.
                          4043 S. Eastern
                          Las Vegas, NV 89119
                          Attention: John N. Baldwin
                          Fax No. (702) 451-9378

                          With a copy to:

                          Howard, Rice, Nemerovski, Canady,
                           Robertson, Falk & Rabkin
                          Three Embarcadero Center, Seventh Floor
                          San Francisco, CA 94111
                          Attention: Ronald H. Star
                          Fax No. (415) 399-3041

                      15. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to





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

the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein, or as duly set forth on or subsequent to the effective date hereof in writing and signed by a proper and duly authorized representative of the party to be bound thereby.

                      16. AMENDMENT. No amendment or other variation to this Agreement shall be effective unless it is in writing, is dated and is signed by a duly authorized representative of each of the parties hereto.

                      17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, and for all purposes shall be interpreted in its entirety in accordance with the laws of such state.

                     19. ARBITRATION; ATTORNEYS FEES. In the event of a dispute between the parties hereto, such parties agree to submit the matter to binding arbitration to be conducted under the auspices of the American Arbitration Association (hereinafter referred to as "AAA").

                            (a)   The dispute shall be resolved in accordance
with the Commercial Arbitration Rules in effect for AAA, which form of rules pertaining on the date of the demand for arbitration shall apply and govern the arbitration proceeding.

                           (b)      The arbitration shall be held in the State
of Delaware, at such place as shall be designated by the arbitrator. Delaware law, both substantive and procedural, shall govern the proceedings.





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

                           (c)      All procedural rules for arbitration shall
be strictly followed in resolving disputes under this Agreement, whether by the arbitrator, or by a court of competent jurisdiction in enforcing such provisions.

                           (d)      The dispute shall be resolved by a single
arbitrator. The arbitrator shall be a member of the Delaware State Bar, actively engaged in the practice of law for at least ten (10) years, with expertise in the process of deciding disputes and/or interpreting contracts (in the particular field of law involving the subject controversy). If the parties cannot agree on an arbitrator after having been presented with three (3) lists of potential candidates by AAA, AAA shall select an arbitrator from among its commercial arbitration panel members who are retired Delaware judges.

                           (e)      The parties may resort to the courts for in
junctive relief pending arbitration, without thereby waiving arbitration.

                           (f)      The arbitration shall be conducted in the
English language in Delaware, according to the rules of evidence contained in Delaware law.

                           (g)      In rendering the award, the arbitrator
shall determine the rights and obligations of the parties according to the substantive and procedural laws of Delaware, as though the arbitrator was a court of competent jurisdiction in Delaware.

                           (h)      The award must be accompanied by a written
statement of decision. The award will be final and binding in the absence of manifest mistake or fraud. Judgment on the award may be entered in any court of competent jurisdiction.





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

                           (I)      The arbitrator shall have the discretion to
order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, an examination by deposition of parties and third-party witnesses.

                           (j)      Any prevailing party is entitled to
recover costs (and expenses) which shall include reasonable attorney's fees as well as the fees and expenses of the arbitrators and the administrative fees of AAA. A "prevailing party" shall be a party in whose favor any portion of the award is rendered and that is determined by the arbitrator to be the prevailing party.

                           (k)      The arbitrator shall have the authority to
employ the law and motion process and to award any remedy or relief that a court of the State of Delaware could order or grant, including, without limitation, rescission, specific performance of any obligation created under the agreement, the awarding of punitive damages, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration or judicial process.

                           (l)      The issue of fraud in the inducement of a
contract containing an arbitration clause, such as this contract, may be decided by the arbitrator and not by the court, unless it is alleged that fraud permeated the entire contract.

                           (m)      Should litigation or arbitration be
initiated by either party to this Agreement to enforce its rights hereunder, the prevailing party shall be entitled to recover its attorneys fees and costs incurred in connection with such action.





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

                      20. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be illegal, invalid or unenforceable, the validity, the legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                      21. WAIVER OF DEFAULT. The waiver of any default under this Agreement by either party shall not constitute a waiver of any rights or any subsequent default.

                      22. CONSTRUCTION. Nothing contained herein shall be construed so as to constitute the parties as entering upon a joint venture or partnership or shall constitute either party hereto as agent for the other for any purpose or in any sense whatsoever.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first above written.


THE ARNOLD PALMER GOLF COMPANY             NEVADA BOB'S PRO SHOP, INC.


By: /s/ George H. Nichols                   By: /s/ John N. Baldwin
   ------------------------                    ---------------------------
   George H. Nichols                           John N. Baldwin
   President & COO                             President & CEO





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